DMS Completes Asset Purchase From Crisp Results; Announces Preliminary, Unaudited First-Quarter Results; Updates Full-Year Guidance

Expands Opportunities For Revenue Growth & Consumer Engagement Across Advertising Products In Fast-Growing Medicare Insurance & Broader Insurance Sector

•DMS completes asset purchase from Crisp Results, strengthening capabilities across Medicare and health insurance, auto insurance, life insurance and medical alert products.
•DMS announces preliminary, unaudited first-quarter results of $95 - $98 million of GAAP revenue and $97 - $100 million of adjusted revenue, with $13.5 - $14.5 million in adjusted EBITDA.
•DMS raises 2021 full-year guidance, increasing revenue to $455 - $465 million and EBITDA to $72 - $75 million.

Clearwater, FL - April 5, 2021 - Digital Media Solutions, Inc. (NYSE: DMS) announced that it has completed an asset purchase from Crisp Marketing, LLC (dba Crisp Results). DMS and Crisp Results are both providers of technology-enabled, data-driven digital performance advertising solutions. The Crisp Results business has a primary focus on insurance with a deep concentration in the fast-growing Medicare insurance category.

“Through this acquisition, we believe we are better able to control the full-funnel engagement of consumers in the market for insurance-related products. The Crisp Results assets will expand both advertiser demand and media distribution for DMS,” stated Joe Marinucci, CEO of DMS.

Digital Medicare insurance advertising is seeing uplift from long-term secular trends, including growth from an aging population (10,000 Americans turn 65 each day) and a transition from traditional to digital advertising. By 2024, two-thirds of health insurance ad spend is expected to be in digital channels, with much of that ad spend focused on digital performance advertising solutions, such as those provided by DMS to the Medicare insurance sector.

The acquisition is expected to present multiple areas of identified cost savings and a number of cross-sell opportunities across multiple insurance categories. Consideration for the transaction consisted of $40 million paid upon closing, consisting of $20 million in cash and the remainder in equity. The transaction also includes up to $10 million in contingent consideration to be earned over the next twelve months, subject to the achievement of certain milestones, and a $5 million deferred payment. The contingent and deferred compensation can be paid in cash or stock at the election of DMS.

In connection with the transaction, Justin Ferreira will become Senior Vice President, Health & Medicare for DMS and Chris Henry will become Senior Vice President, Health & Medicare Marketing, and both will report to Taryn Lomas, Executive Vice President of Insurance at DMS. “Bringing the Crisp Results processes and relationships into DMS represents the next chapter in our growth story,” commented Ferreira. “We’re looking forward to introducing the power of DMS to our publisher partners and advertiser clients and vice versa.”

Investment bank, Canaccord Genuity, advised Crisp Results on the transaction.

DMS Updates Full-Year Guidance

With the acquisition, DMS is also updating 2021 full-year guidance for revenue to $455 - $465 million and for adjusted EBITDA to $72 - $75 million, including the impact of the Crisp Results asset acquisition and the earlier acquisitions of PushPros, Aimtell and Aramis Interactive.

“We continue to be encouraged by our organic growth momentum that carried over from 2020 and remain disciplined with our approach to M&A, as we execute our growth initiatives,” stated Marinucci.

DMS Announces Preliminary First-Quarter Results

DMS also announced preliminary, unaudited 2021 first-quarter results of $95 - $98 million of GAAP revenue and $97 - $100 million of adjusted revenue, with $13.5 - $14.5 million in adjusted EBITDA. Insurance continued to show strength in the quarter, especially in auto.

Results were tempered by the adverse impact of significant winter storm-driven power outages and business disruption in Texas and neighboring states during the quarter, causing some customers to shut down for up to one week. DMS currently expects minimal impact on full-year estimates, as ad budgets displaced during the storm were not lost and are expected to shift to DMS’s second quarter, which ends on June 30th.

Accelerated investments, including for our growing data signals program and to drive consumer awareness of and engagement within Protect.com, impacted first-quarter performance with the expectation that these investments will accelerate both top- and bottom-line growth by the end of the year. Although Protect.com remains in beta, by the end of the first-quarter, the new flagship insurance website achieved $3 million in revenue with an expanding gross profit margin.

Growth continued across multiple verticals in the first quarter, with consumer finance starting to recover and the self-service DMS Exchange continuing to launch new verticals, most recently for solar home service.

About Digital Media Solutions
Digital Media Solutions, Inc. (NYSE: DMS) is a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers within auto, home, health and life insurance plus a long list of top consumer verticals. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution and data-driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, and are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the COVID-19 pandemic or other public health crises; (2) changes in client demand for our services and our ability to adapt to such changes; (3) the entry of new competitors in the market; (4) the ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (5) the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; (6) the performance of DMS’s technology infrastructure; (7) the ability to protect DMS’s intellectual property rights; (8) the ability to successfully source and complete acquisitions and to integrate the operations of companies DMS acquires, including the Crisp Results assets and Aimtell, PushPros and Aramis Interactive; (9) the ability to improve and maintain adequate internal controls over financial and management systems, and remediate the identified material weakness; (10) changes in applicable laws or regulations and the ability to maintain compliance; (11) our substantial levels of indebtedness; (12) volatility in the trading price on NYSE of our common stock and warrants; and (13) other risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including those under “Risk Factors” in DMS’s Annual Report on Form 10-K and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes adjusted revenue and adjusted EBITDA, which are not prepared in accordance with GAAP. As further explained below, management believes that adjusted revenue and adjusted EBITDA provide useful information to investors and help explain and isolate the core operating performance of the business without regard to accounting treatments.

Limitations of Non-GAAP Measures. Financial measures that are not U.S. GAAP have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial information as reported under GAAP. Because of these limitations, management relies primarily on its GAAP results and uses non-GAAP financial measures only as a supplement.

Adjusted Revenue. Adjusted revenue is defined as net revenue as reported under GAAP, without regard to netting of costs applicable to revenues earned under contracts that are deemed to be entered into on an agency basis. Management believes that adjusted revenue provides useful information because, while the majority of our business consists of lead generation contracts which are accounted for on a gross basis, a portion of our agency managed services contracts are accounted for on a net basis. In light of these considerations, management believes that adjusted revenue provides useful information regarding operating performance across our business, without regard to the accounting treatment of individual contracts, and allows management to build forecasts on a consistent basis across the business. Management further uses adjusted revenue to compare the performance of divisions within the Company against each other and to isolate our core operating performance. Moreover, management expects that over time we will transition substantially all of our services to a principal relationship and as our contracts are either amended or new agreements are executed, this measure will help provide a basis for comparison of our business operations between different periods over time as we transition these services and related accounting for these contracts.

Adjusted EBITDA. Adjusted EBITDA is defined as Earnings before interest, taxes, depreciation, amortization and other items that management does not view as indicative of our core operating performance, and we use this measure to assess our operating performance without regard to such items. Management believes that this measure provides useful information to investors regarding DMS’s operating performance and its capacity to incur and service debt and fund capital expenditures. DMS believes that this measure is used by many investors, analysts and rating agencies as a measure of performance. By reporting adjusted EBITDA, DMS provides a basis for comparison of our business operations between current, past and future periods by excluding items that DMS does not believe are indicative of our core operating performance.

Reconciliations. The company is not providing a quantitative reconciliation of adjusted EBITDA to the most comparable GAAP measure because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. The difference between first quarter 2021 preliminary GAAP revenue of $95 - $98 million and preliminary adjusted revenue for the same quarter of $97 - $100 million consists of the preliminary estimated gross up for certain managed services contracts that are presented net of costs under GAAP.

Contact:

Investor Contact:
Thomas Bock
(704) 412-8892
tbock@dmsgroup.com

Media Contact:
Melissa Ledesma
(201) 528-5272
Mledesma@dmsgroup.com